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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AmSurg Corp. on Form S-8 of our reports dated February 21, 1997 with respect to AmSurg Corp., January 8, 1997 with respect to Endoscopy Center of Ocala, Inc. and October 7, 1997 with respect to The Endoscopy Center, Inc., appearing in the Form 10 of AmSurg Corp. as amended on November 3, 1997.

                                                  /s/ DELOITTE & TOUCHE

Nashville, Tennessee
December 8, 1997